UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2009

HICKS ACQUISITION COMPANY I, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-33704 (Commission File Number)	20-8521842 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1200 Dallas, TX (Address of principal executive offices)		75201 (Zip code)
(214) 615-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into Material Definitive Agreement.
     On August 3, 2009, Hicks Acquisition Company I, Inc., a Delaware corporation (the “Company”), announced the execution of a Purchase and IPO Reorganization Agreement, dated as of August 2, 2009 (the “Acquisition Agreement”), by and among the Company, Resolute Holdings Sub, LLC (“Seller”), Resolute Energy Corporation, a wholly-owned subsidiary of Seller (“REC”), Resolute Subsidiary Corporation, a wholly-owned subsidiary of REC (“Merger Sub”), Resolute Aneth, LLC, a subsidiary of Seller (“Aneth”), Resolute Holdings, LLC and HH-HACI, L.P. (the “Sponsor”), pursuant to which the Company’s stockholders will acquire a majority of the outstanding shares of capital stock of REC (the “Acquisition”).
     As a result of the Acquisition, through a series of transactions, the holders of shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), will own approximately 82% of the outstanding shares of REC common stock, par value $0.0001 per share (“REC Common Stock”), and Seller will own approximately 18% of the outstanding REC Common Stock, excluding, in each case, warrants, options and the REC Earnout Shares. The Company will transfer amounts remaining in its trust account, after the Company’s payment or provision therefor of expenses and other obligations of the Company, to Aneth in exchange for a membership interest in Aneth. Seller will then contribute its direct and indirect ownership interests in its operating subsidiaries to the Company and Merger Sub will merge with and into the Company, with the Company surviving the merger and continuing as a wholly-owned subsidiary of Seller (the “Merger”). As required by the Acquisition Agreement, the amount paid by the Company to Aneth will be used to repay certain amounts outstanding under Aneth’s credit facilities.
     In exchange for Seller’s contribution of its operating subsidiaries and as a result of the other transactions contemplated by the Acquisition Agreement, Seller will own (i) 9,200,000 shares of REC Common Stock, (ii) 4,600,000 warrants to purchase REC Common Stock at a price of $13.00 per share subject to a trigger price of $13.75 per share to be exceeded within five years (the “REC Founders Warrants”), (iii) 2,333,333 warrants to purchase Company Common Stock at a price of $13.00 per share (the “REC Sponsors Warrants), and (iv) 1,385,000 shares of Company Common Stock subject to forfeiture in the event a trigger price of $15.00 is not exceeded within five years following the closing of the Acquisition and that have no economic rights until such trigger is met (the “REC Earnout Shares”).
     In connection with the Acquisition, 7,335,000 shares of Company Common Stock and 4,600,000 warrants to purchase Company Common Stock held by the Sponsor will be cancelled and forfeited and an additional 1,865,000 shares held by the Sponsor will be converted into 1,865,000 REC Earnout Shares. As a result of the consummation of the Acquisition, the Sponsor, together with the Company’s initial pre-public offering stockholders, will own (i) 4,600,000 shares of REC Common Stock, (ii) 9,200,000 REC Founders Warrants, (iii) 4,666,667 REC Sponsors Warrants, and (iv) 1,865,000 REC Earnout Shares.
     At the effective time of the Merger, each outstanding share of Company Common Stock will be converted into the right to receive one share of REC Common Stock.
     At the effective time of the Merger, each outstanding warrant that was issued in the Company’s initial public offering (the “Public Warrants”) will be converted, at the election of the warrantholder, into either (i) the right to receive $0.55 in cash or (ii) the right to receive one warrant to purchase one share of REC Common Stock (a “REC Warrant”), subject to adjustment and proration so that the number of total REC Warrants does not exceed 50% of the Public Warrants outstanding on the date of the Acquisition and provided further that warrants that are voted against the Warrant Amendment (as defined below) will at the effective time of the Merger be converted into the right to receive $0.55 in cash. There will be no limit on the number of warrants that warrantholders may elect to convert into the right to receive cash.
     The consummation of the Acquisition is conditioned upon, among other things, (i) approval by the Company’s stockholders of the Acquisition and by the holder’s of Public Warrants of an amendment to the warrant agreement governing the Public Warrants necessary to effectuate the foregoing conversion of warrants (the “Warrant Amendment”), (ii) the absence of any law, injunction, restraining order or decree prohibiting the consummation of the Acquisition, (iii) the performance and compliance by each party, in all material respects, of all applicable obligations, covenants and conditions, (iv) subject to certain materiality exceptions, the accuracy of the parties’ respective representations and warranties, (v) subject to certain exceptions, the absence of defaults with respect to any payment obligation or financial covenant under any material indebtedness of the entities being acquired, (vi) the amount being paid by the Company to Aneth in connection with the Company’s acquisition of Aneth membership interests is at least $275,000,000, (vii) Seller’s implementation of certain hedging arrangements resulting in an average fixed price on its crude oil swaps in year 2010 on 3,650 barrels of crude oil per day is at least $67.00. per barrel, and (viii) none of Seller’s new or amended crude oil marketing arrangements is expected to have a material adverse effect on the entities being acquired.
     The Acquisition Agreement contains certain termination rights and provides that, upon the termination of the Acquisition Agreement under specified circumstances, the Company or the Seller, as applicable, will be required to reimburse the other party for its expenses up to $1,000,000.
     The parties have made customary representations and warranties and covenants in the Acquisition Agreement, including, among others, (i) to conduct their respective businesses in the ordinary course between the execution of the Acquisition Agreement and the consummation of the Acquisition, (ii) to cause a meeting of the Company’s stockholders to be held to adopt the Acquisition Agreement and a meeting of the Company’s warrantholders to be held to approve the Warrant Amendment, (iii) for the Company’s board of directors to recommend that its stockholders adopt the Acquisition Agreement, and (iv) that each party not solicit alternative business combination transactions.
     Investors are cautioned that the representations, warranties and covenants included in the Acquisition Agreement were made by the parties to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Acquisition Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Acquisition Agreement for the purpose of allocating risk between the Company and Seller, rather than to establish matters as facts. Furthermore, each of the representations and warranties terminates at closing of the Merger.
     The Acquisition Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Acquisition, not to provide any other factual information regarding the parties, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Acquisition. Investors are not third-party beneficiaries under the Acquisition Agreement and should not rely on the representations and warranties in the Acquisition Agreement as characterizations of the actual state of facts about the parties or any other person. Furthermore, you should not rely on the covenants in the Acquisition Agreement as actual limitations on the respective businesses of the parties, because the parties may take certain actions that are either expressly permitted in the disclosure schedules to the Acquisition Agreement or consented to by the appropriate party, which consent may be given without notice to the public.
     The Acquisition Agreement attached as Exhibit 2.1 hereto is incorporated herein by reference. The foregoing description of the Acquisition Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
Participants In The Solicitation
     The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the Acquisition. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC, and will also be contained in the proxy statement/prospectus regarding the Acquisition when it becomes available. The Company’s stockholders may obtain additional information about the interests of the directors and officers of the Company in the Acquisition by reading the proxy statement/prospectus and other materials to be filed with the SEC regarding the Acquisition when such information becomes available.

Important Additional Information Regarding the Acquisition will be Filed with the SEC
     In connection with the Acquisition, the Company and REC will file a proxy statement/prospectus and other relevant documents concerning the Acquisition with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE ACQUISITION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.
Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the Acquisition and the Company’s plans, objectives, and intentions. Words such as expects, anticipates, intends, plans, believes, seeks, estimates, and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.
     Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risk factors include, among others: uncertainties as to the timing of the Acquisition; approval of the Acquisition by the Company’s stockholders; approval of the warrant amendment by the holders of Public Warrants; approval of the amendment to the Company’s certificate of incorporation by the Company’s stockholders; the satisfaction of other closing conditions to the Acquisition, including the receipt of any required regulatory approvals; costs related to the Acquisition; the volatility of oil and gas prices; discovery, estimation, development, and replacement of oil and gas reserves; the future cash flow, liquidity, and financial position of Seller’s operating subsidiaries; the success of the business and financial strategy, hedging strategies, and plans of Resolute; the amount, nature and timing of capital expenditures of REC, including future development costs; availability and terms of capital; the effectiveness of the CO2 flood program of Seller’s operating subsidiaries; the timing and amount of future production of oil and gas; availability of drilling and production equipment; operating costs and other expenses of Seller’s operating subsidiaries; the success of prospect development and property acquisition of Seller’s operating subsidiaries; the success of Seller’s operating subsidiaries in marketing oil and gas; competition in the oil and gas industry; the relationship of Seller’s operating subsidiaries with the Navajo Nation and Navajo Nation Oil and Gas, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas become exercisable; the impact of weather and the occurrence of disasters, such as fires, floods, and other events and natural disasters; government regulation of the oil and gas industry; developments in oil-producing and gas-producing countries; the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this report. The Company and REC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
2.1*
Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, among the Company, Resolute Energy Corporation, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, and HH-HACI, L.P.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 6, 2009	Hicks Acquisition Company I, Inc.
	By:	/s/ JOSEPH B. ARMES
Joseph B. Armes
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1*
Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, among the Company, Resolute Energy Corporation, Resolute Subsidiary Corporation, Resolute Aneth LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, and HH-HACI, L.P.

*Filed herewith.